Exhibit 3.1
AMENDED AND RESTATED
BYLAWS
OF
INTERCONTINENTALEXCHANGE, INC.
Adopted effective December 11, 2008

 i

BYLAWS
OF
INTERCONTINENTALEXCHANGE, INC.
ARTICLE I — OFFICES
1.1 The registered office of the Corporation shall be in the City of Wilmington, County of New Castle, State of Delaware.
1.2 The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.
ARTICLE II — MEETINGS OF STOCKHOLDERS
2.1 All meetings of the stockholders for the election of directors shall be held in the City of Atlanta, State of Georgia, at such place as may be fixed from time to time by the Board of Directors, or at such other place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof. The Board of Directors may, in its sole discretion, determine that any meeting of stockholders shall not be held at any place, but may instead be held by means of remote communication as authorized by law.
2.2 Annual meetings of stockholders shall be held at such date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which they shall elect the Board of Directors by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote thereon, and transact such other business as may properly be brought before the meeting.
2.3 Notice of the annual meeting stating the place, if any, date and hour of the meeting, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, shall be given to each stockholder entitled to vote at such meeting not fewer than ten (10) nor more than sixty (60) days before the date of the meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation.
2.4 The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, at the option of the Corporation, (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.
2.5 Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called at any time by the Board of Directors, the Chairman of the Board, if any, or the Chief Executive Officer, or at the request of holders of Common Stock or Class A Common Stock representing in the aggregate at least 50% of the shares of Common Stock and Class A Common Stock outstanding at such time. Such request shall state the purpose or purposes of the proposed meeting.
2.6 Notice of a special meeting stating the place, if any, date and hour of the meeting and the purpose or purposes for which the meeting is called, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, shall be given not fewer than ten (10) nor more than sixty (60) days before the date of the meeting, to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation.
2.7 The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation or these bylaws. For purposes of the foregoing, where a separate vote by class or classes is required for any matter, the holders of a majority of the outstanding shares of such class or classes, present in person or represented by proxy, shall constitute a quorum to take action with respect to that vote on that matter. Two or more classes or series of stock shall be considered a single class if the holders thereof are entitled to vote together as a single class at the meeting. In the absence of a quorum of the holders of any class of stock entitled to vote on a matter, the meeting of such class may be adjourned from time to time in the manner provided by Sections 2.8 and 2.9 of these bylaws until a quorum of such class shall be so present or represented.

2.8 Any meeting of stockholders, annual or special, may be adjourned from time to time as provided in Section 2.9 of these bylaws, to reconvene at the same or some other place, if any, and notice need not be given of any such adjourned meeting if the time and place thereof, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting in conformity with the requirements of these bylaws.
2.9 Meetings of stockholders shall be presided over by the Chairman of the Board, if any, or in the absence of the Chairman of the Board by the Vice Chairman of the Board, if any, or in the absence of the Vice Chairman of the Board by the Chief Executive Officer, or in the absence of the Chief Executive Officer by a Vice President, or in the absence of the foregoing persons by a Chairman designated by the Board of Directors, or in the absence of such designation by a Chairman chosen at the meeting. The Secretary, or in the absence of the Secretary an Assistant Secretary, shall act as Secretary of the meeting, but in the absence of the Secretary and any Assistant Secretary the Chairman of the meeting may appoint any person to act as Secretary of the meeting.
The order of business at each such meeting shall be as determined by the Chairman of the meeting. The Chairman of the meeting shall have the right, power and authority to adjourn a meeting of stockholders for a reasonable period of time to another place, if any, date and time, and to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting and are not inconsistent with any rules, regulations or procedures adopted by the Board of Directors pursuant to the provisions of the certificate of incorporation, including, without limitation, the establishment of procedures for the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the Corporation, restrictions on entry to such meeting after the time prescribed for the commencement thereof and the opening and closing of the voting polls for each item upon which a vote is to be taken.
2.10 When a quorum is present at any meeting, any question brought before the meeting shall be decided by the vote of the holders of a majority of the votes cast affirmatively and negatively on the question, unless the question is one upon which by express provision of the statutes, of the certificate of incorporation or these bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question. Where a separate vote by class or classes is required, the vote of the holders of a majority of votes cast affirmatively and negatively on the question (or, in the case of an election of directors, a plurality) shall be the act of such class or classes, except as otherwise provided by law or by the certificate of incorporation or these bylaws.
2.11 Unless otherwise provided in the certificate of incorporation or applicable law, each stockholder shall at any meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power upon the matter in question held by such stockholder. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder in writing or by transmission permitted by law and filed in accordance with the procedures established for the meeting, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. Voting at meetings of stockholders need not be by written ballot unless so directed by the Chairman of the meeting or the Board of Directors.

2.12 Prior to any meeting of stockholders, the Board of Directors or the Chief Executive Officer or any other officer designated by the Board shall appoint one or more inspectors to act at such meeting and make a written report thereof and may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at the meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall ascertain the number of shares outstanding and the voting power of each, determine the shares represented at the meeting and the validity of proxies and ballots, count all votes and ballots, determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons to assist them in the performance of their duties. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting. No ballot, proxy or vote, nor any revocation thereof or change thereto, shall be accepted by the inspectors after the closing of the polls. In determining the validity and counting of proxies and ballots, the inspectors shall be limited to an examination of the proxies, any envelopes submitted therewith, any information provided by a stockholder who submits a proxy by telegram, cablegram or other electronic transmission from which it can be determined that the proxy was authorized by the stockholder, ballots and the regular books and records of the Corporation; and they may also consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons that represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the stockholder holds of record. If the inspectors consider other reliable information for such purpose, they shall, at the time they make their certification, specify the precise information considered by them, including the person or persons from whom they obtained the information, when the information was obtained, the means by which the information was obtained and the basis for the inspectors’ belief that such information is accurate and reliable.
2.13 (a) The matters to be considered and brought before any annual or special meeting of stockholders of the Corporation shall be limited to only such matters, including the nomination and election of directors, as shall be brought properly before such meeting in compliance with the procedures set forth in this Section 2.13.

(b) For any matter to be properly brought before any annual meeting of stockholders, the matter must be (i) specified in the notice of annual meeting given by or at the direction of the Board of Directors, (ii) otherwise brought before the annual meeting by or at the direction of the Board of Directors or (iii) brought before the annual meeting in the manner specified in this Section 2.13(b) by a person who either (x) is a stockholder that holds of record stock of the Corporation entitled to vote at the annual meeting on such matter (including any election of a director) or (y) is a person (a “Nominee Holder”) that holds such stock through a nominee or “street name” holder of record of such stock and can demonstrate to the Corporation such indirect ownership of, and such Nominee Holder’s entitlement to vote, such stock on such matter. In addition to any other requirements under applicable law, the certificate of incorporation and these bylaws, persons nominated by stockholders for election as directors of the Corporation and any other proposals by stockholders shall be properly brought before an annual meeting of stockholders only if notice of any such matter to be presented by a stockholder at such meeting (a “Stockholder Notice”) shall be delivered to the Secretary at the principal executive office of the Corporation not less than ninety (90) nor more than one hundred and twenty (120) days prior to the first anniversary date of the annual meeting for the preceding year; provided, however, that if and only if the annual meeting is not scheduled to be held within a period that commences thirty (30) days before and ends thirty (30) days after such anniversary date (an annual meeting date outside such period being referred to herein as an “Other Meeting Date”), such Stockholder Notice shall be given in the manner provided herein by the later of (i) the close of business on the date ninety (90) days prior to such Other Meeting Date or (ii) the close of business on the tenth day following the date on which such Other Meeting Date is first publicly announced or disclosed. Any stockholder desiring to nominate any person or persons (as the case may be) for election as a director or directors of the Corporation at an annual meeting of stockholders shall deliver, as part of such Stockholder Notice, a statement in writing setting forth the name of the person or persons to be nominated, the number and class of all shares of each class of stock of the Corporation owned of record and beneficially by each such person, as reported to such stockholder by such person, the information regarding each such person required by paragraphs(a), (e) and (f) of Item 401 of Regulation S-K adopted by the Securities and Exchange Commission, as amended from time to time, each such person’s signed consent to serve as a director of the Corporation if elected, such stockholder’s name and address, the number and class of all shares of each class of stock of the Corporation owned of record and beneficially by such stockholder and, in the case of a Nominee Holder, evidence establishing such Nominee Holder’s indirect ownership of stock and entitlement to vote such stock for the election of directors at the annual meeting. Any stockholder who gives a Stockholder Notice of any matter (other than a nomination for director) proposed to be brought before an annual meeting of stockholders shall deliver, as part of such Stockholder Notice, the text of the proposal to be presented and a brief written statement of the reasons why such stockholder favors the proposal and setting forth such stockholder’s name and address, the number and class of all shares of each class of stock of the Corporation owned of record and beneficially by such stockholder, any material interest of such stockholder in the matter proposed (other than as a stockholder), if applicable, and, in the case of a Nominee Holder, evidence establishing such Nominee Holder’s indirect ownership of stock and entitlement to vote such stock on the matter proposed at the annual meeting. In addition to any other requirements under applicable law, the certificate of incorporation and these bylaws, any Stockholder Notice delivered under this Section 2.13(b), whether such Stockholder Notice is delivered in connection with a nomination for election as director of the Corporation or any other matter (other than a nomination for director) proposed to be brought before a meeting of stockholders, must set forth (i) the number and class of all shares of each class of stock of the Corporation that are, directly or indirectly, owned of record and beneficially by any Associated Person of such stockholder or beneficial owner, (ii) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class of stock of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly beneficially owned by such stockholder, by such beneficial owner, or by any such Associated Person, (iii) any other direct or indirect opportunity held or beneficially owned by such stockholder, by such beneficial owner, or by any such Associated Person, to profit or share in any profit derived from any increase or decrease in the value of shares of any class of stock of the Corporation, (iv) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder, such beneficial owner, or any such Associated Person has a right to vote any shares of any security of the Corporation, (v) any short interest in any security of the Corporation held or beneficially owned by such stockholder, by such beneficial owner, or by any such Associated Person, (vi) any right to dividends on the shares of any class of stock of the Corporation beneficially owned by such stockholder, by such beneficial owner, or by any such Associated Person, which right is separated or separable from the underlying shares, (vii) any proportionate interest in shares of any class of stock of the Corporation or Derivative Instrument held, directly or indirectly, by a general or limited partnership in which such stockholder, such beneficial owner, or such Associated Person is a general partner or with respect to which such stockholder, such beneficial owner, or such Associated Person, directly or indirectly, beneficially owns an interest in a general partner, and (viii) any performance-related fees (other than an asset-based fee) to which such stockholder, such beneficial owner, or such Associated Person is entitled based on any increase or decrease in the value of shares of any class of stock of the Corporation or Derivative Instruments, if any, in each case with respect to the information required to be included in the notice pursuant to (i) through (viii) above, as of the date of such Stockholder Notice (which information shall be supplemented by such stockholder and by such beneficial owner, if any, not later than 10 days after the record date for the meeting to disclose such beneficial ownership, interest, or arrangement as of the record date). As used in these bylaws, (i) an “Associated Person” with respect to any stockholder or any beneficial owner on whose behalf a nomination or nominations are being made or business or matter is being proposed, shall mean (w) any person controlling, directly or indirectly, or acting in concert with, such stockholder or beneficial owner, (x) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder or by such beneficial owner, (y) any member of such stockholder’s or such beneficial owner’s immediate family sharing the same household, and (z) any person controlling, controlled by, or under common control with any person described in the foregoing subsections (w), (x), or (y) of this sentence, and (ii) a person shall be deemed to have a “short interest” in a security if such person, directly or indirectly, through a contract, arrangement, understanding, relationship, or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security. As used in these bylaws, shares “beneficially owned” shall mean all shares that such person is deemed to beneficially own pursuant to Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as amended from time to time (the “Exchange Act”). If a stockholder is entitled to vote only for a specific class or category of directors at a meeting (annual or special), such stockholder’s right to nominate one or more individuals for election as a director at the meeting shall be limited to such class or category of directors.

Notwithstanding any provision of this Section 2.13 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation at the next annual meeting of stockholders is increased by virtue of an increase in the size of the Board of Directors and either all of the nominees for director at the next annual meeting of stockholders or the size of the increased Board of Directors is not publicly announced or disclosed by the Corporation at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a Stockholder Notice shall also be considered timely hereunder, but only with respect to nominees to stand for election at the next annual meeting as the result of any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive office of the Corporation not later than the close of business on the tenth day following the first day on which all such nominees or the size of the increased Board of Directors shall have been publicly announced or disclosed.
(c) Except as provided in the immediately following sentence, no matter shall be properly brought before a special meeting of stockholders unless such matter shall have been brought before the meeting pursuant to the Corporation’s notice of such meeting. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any stockholder entitled to vote for the election of such director(s) at such meeting may nominate a person or persons (as the case may be) for election to such position(s) as are specified in the Corporation’s notice of such meeting, but only if the Stockholder Notice required by Section 2.13(b) hereof shall be delivered to the Secretary at the principal executive office of the Corporation not later than the close of business on the tenth day following the first day on which the date of the special meeting and either the names of all nominees proposed by the Board of Directors to be elected at such meeting or the number of directors to be elected shall have been publicly announced or disclosed.
(d) For purposes of this Section 2.13, a matter shall be deemed to have been “publicly announced or disclosed” if such matter is disclosed in a press release reported by the Dow Jones News Service, the Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission.
(e) In no event shall the adjournment of an annual meeting or a special meeting, or any announcement thereof, commence a new period for the giving of notice as provided in this Section 2.13. This Section 2.13 shall not apply to (i) any stockholder proposal that is made pursuant to Rule 14a-8 under the Exchange Act or (ii) any nomination of a director in an election in which only the holders of one or more series of Preferred Stock of the Corporation issued pursuant to Article IV of the certificate of incorporation (“Preferred Stock”) are entitled to vote (unless otherwise provided in the terms of such stock).
(f) The Chairman of any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power and duty to determine whether notice of nominees and other matters proposed to be brought before a meeting has been duly given in the manner provided in this Section 2.13 and, if not so given, shall direct and declare at the meeting that such nominees and other matters shall not be considered.

2.14 In order that the Corporation may determine the stockholders entitled to notice of, or to vote at, any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to the time for such other action as described above. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of, or to vote at, a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of, or to vote at, a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.
ARTICLE III — DIRECTORS
3.1 Subject to the immediately following sentence, the number of directors shall be determined exclusively by resolution of the Board of Directors from time to time. If the holders of any class or classes of stock or series thereof are entitled as such by the certificate of incorporation to elect one or more directors, the preceding sentence shall not apply to such directors and the number of such directors shall be as provided in the terms of such stock. Each director shall be elected by the stockholders at their annual meeting. Each director shall hold office until the next election, and until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. Any director may resign at any time upon written notice or by electronic transmission given to the Board of Directors or to the Chief Executive Officer or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein, no acceptance of such resignation shall be necessary to make it effective. Directors need not be stockholders.
3.2 Any vacancies resulting from death, resignation, disqualification, removal or other cause, and newly created directorships resulting from any increase in the authorized number of directors or from any other cause, shall be filled by, and only by, directors then in office, even if less than a quorum, or by the sole remaining director. Whenever the holders of any class or classes of stock or series thereof are entitled, by the certificate of incorporation, to elect one or more directors, vacancies and newly created directorships of such class or classes or series may be filled by, and only by, a majority of the directors elected by such class or classes or series then in office, although less than a quorum, or by the sole remaining director so elected. Any director elected or appointed to fill a vacancy or a newly created directorship shall hold office until the next annual election and until his or her successor is duly elected and shall qualify, or until his or her earlier resignation or removal.

3.3 The business of the Corporation shall be managed by or under the direction of its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these bylaws directed or required to be exercised or done by the stockholders.
MEETINGS OF THE BOARD OF DIRECTORS
3.4 The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.
3.5 Regular meetings of the Board of Directors may be held at such time and at such place as shall from time to time be determined by the Board of Directors and publicized among all directors, and if so determined and publicized, notice thereof need not be given.
3.6 Special meetings of the Board of Directors may be called by the Chairman of the Board, if any, by the Vice Chairman of the Board, if any, by the Chief Executive Officer or by any two directors on reasonable notice to each director either personally or by mail, e-mail or facsimile, which notice, with respect to each director, may be waived in writing by such director.
3.7 At each meeting of the Board of Directors, the following shall constitute a quorum for the transaction of business: one-half of (i) the total number of directors fixed by resolution of the Board of Directors (including any vacancies but excluding any directors or vacancies described in clause (ii)) plus (ii) if provided in the certificate of incorporation, such number (if any) of directors elected by a holder or holders of Preferred Stock voting separately as a class, as described in paragraph C of Article IV of the certificate of incorporation (including any vacancies), as may be provided in the certificate of incorporation. The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board unless the certificate of incorporation or these bylaws shall require a vote of a greater number. In case at any meeting of the Board a quorum shall not be present, the members of the Board present may adjourn the meeting from time to time until a quorum shall be present.
3.8 Meetings of the Board of Directors shall be presided over by the Chairman of the Board, if any, or in the absence of the Chairman of the Board by the Vice Chairman of the Board, if any, or in the absence of the Vice Chairman of the Board by the Chief Executive Officer, or in their absence by a Chairman chosen at the meeting. The Secretary, or in the absence of the Secretary an Assistant Secretary, shall act as Secretary of the meeting, but in the absence of the Secretary and any Assistant Secretary the Chairman of the meeting may appoint any person to act as Secretary of the meeting.
3.9 Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all of the members of the Board or of such committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or transmission or transmissions are filed with the minutes of the Corporation. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

3.10 Members of the Board of Directors, or of any committee designated by the Board, may participate in a meeting of the Board or of such committee, as the case may be, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.
COMMITTEES OF DIRECTORS
3.11 The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.
Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that require it; but no such committee shall have such power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the Delaware General Corporation Law to be submitted to stockholders for approval; or (ii) adopting, amending or repealing any provision of these bylaws.
3.12 Unless the Board of Directors otherwise provides, each committee designated by the Board may adopt, amend and repeal rules for the conduct of its business. In the absence of a provision by the Board or a provision in the rules of such committee to the contrary, a majority of the entire authorized number of members of such committee shall constitute a quorum for the transaction of business, the vote of a majority of the members present at a meeting at the time of such vote if a quorum is then present shall be the act of such committee, and in other respects each committee shall conduct its business in the same manner as the Board conducts its business pursuant to Article II of these bylaws.
COMPENSATION OF DIRECTORS
3.13 Unless otherwise restricted by the certificate of incorporation or these bylaws, the Board of Directors or any committee thereof shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director (which amounts may be paid in cash or such other form as the Board or any committee may authorize). No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Stockholders of special or standing committees may be allowed like compensation for attending committee meetings.

ARTICLE IV — NOTICES
4.1 Whenever any notice is required by law, the certificate of incorporation or these bylaws to be given, a waiver thereof in writing, signed by the person or persons entitled to said notice, or a waiver thereof by electronic transmission by such person, whether given before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice unless so required by the certificate of incorporation or these bylaws. If mailed, notice to stockholders shall be deemed given when deposited in the mail, postage prepaid, directed to the stockholder at the stockholder’s address as it appears on the records of the Corporation. Without limiting the manner by which notices otherwise may be given effectively to stockholders, any notice to stockholders may be given by electronic transmission in the manner provided in Section 232 of the Delaware General Corporation Law.
ARTICLE V — OFFICERS
5.1 The Board of Directors may elect from among its members a Chairman of the Board and a Vice Chairman of the Board. The Board of Directors may also choose officers of the Corporation, which may include a Chief Executive Officer, a President, one or more Senior Vice Presidents, a Chief Financial Officer and a Secretary (collectively, the “Senior Officers”) and may also choose one or more Vice Presidents, Assistant Secretaries, Treasurers and Assistant Treasurers and such other officers as the Board may deem desirable or appropriate and may give any of them such further designations or alternate titles as it considers desirable. In addition, the Board at any time and from time to time may authorize any officer of the Corporation to appoint one or more officers of the kind described in the immediately preceding sentence (other than any Senior Officers). Any number of offices may be held by the same person and directors may hold any office, unless the certificate of incorporation or these bylaws otherwise provide.
5.2 As soon as practicable after each annual meeting of stockholders, the Board of Directors shall choose a Chief Executive Officer and a Secretary. The Secretary shall have the duty to record the proceedings of the meetings of the stockholders, the Board of Directors and any committees in a book to be kept for that purpose.

5.3 The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be stated in these bylaws or as shall be determined from time to time by resolution of the Board of Directors and which are not inconsistent with these bylaws and, to the extent not so stated, as generally pertain to their respective offices, subject to the control of the Board.
5.4 Unless otherwise provided in the resolution of the Board of Directors electing or authorizing the appointment of any officer, each officer of the Corporation shall hold office until his or her successor is chosen and qualifies or until his or her earlier resignation or removal. Any officer may resign at any time upon written notice to the Board or to the Chief Executive Officer or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective. Any officer may be removed with or without cause at any time by the affirmative vote of a majority of the Board of Directors. Any officer authorized by the Board to appoint a person to hold an office of the Corporation may also remove such person from such office with or without cause at any time, unless otherwise provided in the resolution of the Board providing such authorization. Any such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation, but the election of an officer shall not of itself create contractual rights. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.
ARTICLE VI — CERTIFICATE OF STOCK
6.1 The shares of stock in the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation’s stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate theretofore issued until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board, to the extent, if any, required by applicable law, every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by the Chief Executive Officer or a Vice President and the Chief Financial Officer or an Assistant Treasurer, the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares of stock registered in certificate form owned by him or her in the Corporation.
If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the Delaware General Corporation Law, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send to the registered owner thereof a written notice containing the information required by law to be set forth or stated on certificates or a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.
6.2 Any of or all the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.
LOST CERTIFICATES
6.3 The Board of Directors may direct a new certificate or certificates or uncertificated shares to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed or such person’s legal representative. When authorizing such issue of a new certificate or certificates or uncertificated shares, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.
TRANSFER OF STOCK
6.4 Subject to any applicable restrictions on transfer, upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate or uncertificated shares to the person entitled thereto, cancel the old certificate and record the transaction upon its books.
REGISTERED STOCKHOLDERS
6.5 The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

ARTICLE VII — GENERAL PROVISIONS
DIVIDENDS
7.1 Dividends upon the capital stock of the Corporation, subject to the provisions of the certificate of incorporation, if any, and applicable law may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in shares of capital stock, subject to the provisions of the certificate of incorporation.
7.2 Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purposes as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.
FISCAL YEAR
7.3 The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.
SEAL
7.4 The Board of Directors may adopt a corporate seal having inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.
TIME PERIODS
7.5 In applying any provision of these bylaws that requires that an act be done or not be done a specified number of days prior to any event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.
INDEMNIFICATION
7.6 The Corporation shall, to the fullest extent permitted by law, as those laws may be amended and supplemented from time to time, indemnify any director or Senior Officer made, or threatened to be made, a party to any action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of being a director or Senior Officer of the Corporation or a predecessor corporation or, at the Corporation’s request, a director, officer, partner, member, employee or agent of another corporation or other entity; provided, however, that the Corporation shall indemnify any director or Senior Officer in connection with a proceeding initiated by such person only if such proceeding was authorized in advance by the Board of Directors of the Corporation. The indemnification provided for in this Section 7.6 shall: (i) not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement or vote of stockholders or disinterested directors or otherwise, both as to action in their official capacities and as to action in another capacity while holding such office; (ii) continue as to a person who has ceased to be a director or Senior Officer; and (iii) inure to the benefit of the heirs, executors and administrators of an indemnified person.
Expenses incurred by any such person in defending a civil or criminal action, suit or proceeding by reason of the fact that he is or was a director or Senior Officer of the Corporation (or was serving at the Corporation’s request as a director, officer, partner, member, employee or agent of another corporation or other entity) shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or Senior Officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized by law. Notwithstanding the foregoing, the Corporation shall not be required to advance such expenses to a person who is a party to an action, suit or proceeding brought by the Corporation and approved by a majority of the Board of Directors of the Corporation that alleges willful misappropriation of corporate assets by such person, disclosure of confidential information in violation of such person’s fiduciary or contractual obligations to the Corporation or any other willful and deliberate breach in bad faith of such person’s duty to the Corporation or its stockholders.
The foregoing provisions of this Section 7.6 shall be deemed to be a contract between the Corporation and each director or Senior Officer who serves in such capacity at any time while this bylaw is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts. The rights provided to any person by this bylaw shall be enforceable against the Corporation by such person, who shall be presumed to have relied upon it in serving or continuing to serve as a director or officer or in such other capacity as provided above.
The Board of Directors in its discretion shall have power on behalf of the Corporation to indemnify any person, other than a director or Senior Officer, made or threatened to be made a party to any action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person, or his or her testator or intestate, is or was an officer, employee or agent of the Corporation or, at the Corporation’s request, is or was serving as a director, officer, partner, member, employee or agent of another corporation or other entity.
To assure indemnification under this Section 7.6 of all directors, officers, employees and agents who are determined by the Corporation or otherwise to be or to have been “fiduciaries” of any employee benefit plan of the Corporation that may exist from time to time, Section 145 of the Delaware General Corporation Law shall, for the purposes of this Section 7.6, be interpreted as follows: an “other enterprise” shall be deemed to include such an employee benefit plan, including without limitation, any plan of the Corporation that is governed by the Act of Congress entitled “Employee Retirement Income Security Act of 1974,” as amended from time to time; the Corporation shall be deemed to have requested a person to serve an employee benefit plan where the performance by such person of his duties to the Corporation also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan; excise taxes assessed on a person with respect to an employee benefit plan pursuant to such Act of Congress shall be deemed “fines.”

FORM OF RECORDS
7.7 Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on, or be in the form of, electronic data storage, media punch cards, magnetic tape, photographs, microphotographs or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time.
INTERPRETATION
7.8 Any reference in these bylaws to the Delaware General Corporation Law shall be to the Delaware General Corporation Law as it now exists or as it may hereafter be amended
ARTICLE VIII — AMENDMENTS
8.1 The Board of Directors may adopt additional bylaws, and may amend or repeal any bylaws, whether or not adopted by them, at any time. Stockholders of the Corporation may adopt additional bylaws and may amend or repeal any bylaws whether or not adopted by them, at any time, but only in accordance with Article V of the certificate of incorporation.

16